JONES, JENSEN & COMPANY, LLC

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------

We hereby consent to the use of our audit report dated April 11, 2000 in this Form SB-2 of Medisys Technologies, Inc. and Subsidiaries for the year ended December 31, 1999, which is part of this Form SB-2 and all references to our firm included in this Form SB-2.

Jones, Jensen & Company
Salt Lake City, Utah

April 26, 2000
50 South Main Street

Suite 1450
Salt Lake City, Utah 84144
Telephone (801) 328-4408
Facsimile (801) 328-4461


50 South Main Street
         Suite 1450

Salt Lake City, Utah 84144
Telephone (801) 328-4408
Facsimile (801) 328-4461